Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  March 31, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 2008, our wholly owned subsidiary, RCI Entertainment (Philadelphia), Inc. (the “Purchaser”) completed the acquisition of 100% of the issued and outstanding shares of common stock (the “TEZ Shares”) of The End Zone, Inc., a Pennsylvania corporation (the “Company”) which owns and operates “Crazy Horse Too Cabaret” (the “Club“) located at 2908 South Columbus Blvd., Philadelphia, Pennsylvania  19148 (the “Real Property”) from Vincent Piazza (the “Seller”).  As part of the transaction, our wholly owned subsidiary, RCI Holdings, Inc. (“RCI Holdings”) acquired from the Piazza Family Limited Partnership (the “Partnership Seller”) 51% of the issued and outstanding partnership interest (the “Partnership Interests”) in TEZ Real Estate, LP, a Pennsylvania limited partnership (the “Partnership”) and 51% of the issued and outstanding membership interest (the “Membership Interests”) in TEZ Management, LLC, a Pennsylvania limited liability company, which is the general partner of the Partnership (the “General Partner”).  The Partnership owns the Real Property where the Club is located.  At closing, we paid a purchase price of $3,500,000 in cash for the Partnership Interests and Membership Interests, and issued 195,000 shares of our restricted common stock (the “Rick’s Shares”) for the TEZ Shares.

As part of the transaction, we entered into a Lock-Up/Leak-Out Agreement with the Seller pursuant to which, on or after one year after the closing date, the Seller shall have the right, but not the obligation, to have Rick’s purchase from Seller 5,000 Rick’s Shares per month (the “Monthly Shares”), calculated at a price per share equal to $23.00 (“Value of the Rick’s Shares”).  At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from the Seller, then the Seller shall sell the Monthly Shares in the open market.  Any deficiency between the amount which the Seller receives from the sale of the Monthly Shares and the Value of the Rick’s Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Shares during that particular month.  Our obligation to purchase the Monthly Shares from the Seller shall terminate and cease at such time as the Seller has received a total of $4,485,000 from the sale of the Rick’s Shares and any deficiency.

Additionally, at closing, the Seller and the Partnership Seller entered a five-year agreement not to compete with us within a twenty (20) mile radius of the Club. Finally, the Company entered into a new lease agreement with the Partnership giving it the right to lease the Real Property for twenty (20) years (“Original Term”) with an option for an additional nine (9) years eleven (11) eleven months (“Option Term”) with rent payable at the rate of (i) $50,000 per month, subject to adjustment for increases in the Consumer Price Index (CPI) every five years during the Original Term and the Option Term, or (ii) 8% of gross sales, whichever is higher.  The maximum increase in the CPI for any five (5) year period shall be 15%.

The terms and conditions of the Stock Purchase Agreement were the result of extensive arm’s length negotiations between the parties.   A copy of the Lock-Up/Leak-Out Agreement is attached hereto as Exhibit 10.1.  A copy of the Non-Compete Agreement is attached hereto as Exhibit 10.2.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Lock-Up/Leak-Out Agreement
10.2	Non-Competition Agreement
99.1	Press release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: April 2, 2008		Eric Langan
President and Chief Executive Officer